Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-114600, 333-121681, 333-127629, 333-130872, 333-143280, 333-159857, 333-159913, 333-165677) and the Registration Statements on Form S-8 (No. 333-119898,  333-160790 and 333-166956) of Delcath Systems, Inc. of our report dated February 24, 2010, relating to the financial statements and the effectiveness of internal control over financial reporting which appear in this Annual Report on Form 10-K.

/s/ CCR LLP

Glastonbury, Connecticut
March 8, 2011